UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

March 6, 2006
Date of Report
(Date of earliest event reported)

THE RYLAND GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	1-8029	52-0849948
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24025 Park Sorrento, Suite 400, Calabasas, California		91302
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (818) 223-7500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

The information set forth under Item 1.01 relates to a new lease agreement that creates a material definitive agreement of The Ryland Group, Inc. (the “Company”).

On February 28, 2006, the Company entered into a commercial office lease agreement with PCCP HC Kierland, LLC for premises located in Scottsdale, Arizona.  The lease replaces the Office Lease, dated March 19, 1999, as amended, between Ryland Mortgage Company and IDS Life Insurance Company for the Company’s IT department and Ryland Mortgage Company’s operations center.  The lease has an initial term of six years and four months with two additional five-year extensions at the Company’s option.  The Company is looking to move its operations to the new facility approximately August 1, 2006 after completion of some tenant improvements.

Item 9.01               Financial Statements and Exhibits

Exhibit 10.1	Lease Agreement, dated February 28, 2006, by and between The Ryland Group, Inc. and PCCP HC Kierland, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE RYLAND GROUP, INC.

Date: March 6, 2006	By:	/s/ Timothy J. Geckle
Timothy J. Geckle
Senior Vice President, General
Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Lease Agreement, dated February 28, 2006, by and between The Ryland Group, Inc. and PCCP HC Kierland, LLC